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                                                                   EXHIBIT 10.11

                   THIRD AMENDMENT TO LETTER LOAN AGREEMENT

        THIS THIRD AMENDMENT TO LETTER LOAN AGREEMENT ("Amendment") is made and entered into effective as of May 27, 1997, by and between D.A. CONSULTING GROUP, INC., a Texas corporation, formerly known as Documentation Associated, Inc. a Texas corporation (herein called "Borrower"), and SOUTHWEST BANK OF TEXAS, N.A., a national association with offices in Houston, Texas (herein called "Lender").

                               R E C I T A L S:
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        WHEREAS, Documentation Associates, Inc. and Lender entered into a Letter
Loan Agreement dated March 18, 1996, as amended by First Amendment to Letter
Loan Agreement dated November, 1996 executed by and between Borrower and Lender, and as amended by Second Amendment to Letter Loan Agreement dated effective May 18, 1997 (which, as amended, is herein called the "Loan Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein); and

        WHEREAS, Borrower and Lender desire to further amend the Loan Agreement to (i) increase the principal amount of the Note, and (ii) amend certain terms and provisions of the Loan Agreement.


                              A G R E E M E N T:
                              - - - - - - - - -

        NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, Borrower and Lender hereby agree to amend the Loan Agreement as hereinafter set forth.

        1.      AMENDMENTS TO LOAN AGREEMENT.

        (a) The references to "1,500,000.00" in the opening paragraph, paragraph 1 and paragraph 2 of the Loan Agreement are deleted and replaced with "3,500,000.00". The reference to the Maturity Date in paragraph 1 of the Loan Agreement is hereby amended to be June 18, 1998.

        (b) Section 5 of the Loan Agreement is effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in
Section 2 hereof, hereby amended by adding the following subsection thereto:

                "(r)    Pay to Lender a commitment fee calculated at the rate of
one-fourth of one percent (1/4%) per annum (determined on a daily basis and for the actual number of days elapsed based on a 365-day year) after the date hereof on the average daily unborrowed amount of the Note, payable, in arrears, quarter-annually commencing on August 31, 1997, (for the period and from the date of this Agreement until such date) and continuing on the same day of each November, February, May and August thereafter, with a final payment on the Maturity Date. Borrower acknowledges and agrees that such commitment fee is in consideration of Lender's holding monies in readiness for Borrower prior to the funding of Borrower's requests for advances and is not intended as additional compensation for Lender."

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        (c)     Section 6 of the Loan Agreement is effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in
Section 2 hereof, hereby amended as follows:

                (i) Subsection 6(a) is deleted and replaced with the following:

                        "(a) Permit at any time Borrower's Tangible Net Worth to
                be less than the following amounts during the following periods:

                Period                          Amount
                ------                          ------

                Date hereof through
                September 30, 1997              $1,750,000

                October 1, 1997 through
                December 31, 1997               $2,000,000

                January 1, 1998 through
                March 31, 1998                  $2,250,000

                April 1, 1998 through
                the Maturity Date               $2,500,000

                As used herein, the term "Tangible Net Worth" shall mean the total assets of Borrower, minus its total liabilities (including contingent liabilities), minus all intangibles, expenses and other items deducted in arriving at tangible net worth as determined by Borrower's regularly employed certified public accountant in a manner consistent with prior practice;"

                (ii) Subsection 6(b) is deleted and replaced with the following:

                        "(b) Permit, at any time, its ratio of total liabilities
                to Tangible Net Worth to be more than 2.75 to 1.00;"

        (d)     Section 9(b) of the Loan Agreement is hereby added:

                "(b) the guaranty of D.A. International, Inc. (the
                     "Guarantor")."

        2. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective when, and only when, Lender shall have received the following:

        (a)     counterparts of this Amendment executed by Borrower;

        (b) $3,500,000.00 Modification Promissory Note (Revolving Credit) executed by Borrower;

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        (c)     Corporate Certificate and Resolutions from Borrower;

        (d)     Continuing Guaranty from Guarantor;

        (e)     Corporate Certificate and Resolutions from Guarantor; and

        (f) any additional documentation or materials reasonably required by Lender.

        3. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower represents and warrants as follows:

        (a) Borrower is duly authorized and empowered to execute, deliver and perform this Amendment and all other instruments referred to or mentioned herein to which it is a party, and all action on its part requisite for the due execution, delivery and the performance of this Amendment has been duly and effectively taken. This Amendment, when executed and delivered, will constitute valid and binding obligations of Borrower enforceable in accordance with its terms. This Amendment does not violate any provisions of Borrower's Articles of Incorporation, By-Laws, or any contract, agreement, law or regulation to which Borrower is subject, and does not require the consent or approval of any regulatory authority or governmental body of the United States or any state.

        (b) The representations and warranties made by Borrower in the Loan Agreement are true and correct as of the date of this Amendment.

        (c) No event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

        4. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.

                (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the other Loan Documents, shall mean and be a reference to the Loan Agreement as amended hereby.

                (b) Except as specifically amended above, the Loan Agreement and the Note and all other instruments securing or guaranteeing Borrower's obligations to Lender (the "Loan Documents") shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Loan Documents and all collateral described therein do and shall continue to secure the payment of all obligations of Borrower under the Loan Agreement and the Note, as amended hereby, and under the other Loan Documents.

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        (c) The execution, delivery and effectiveness of ????????????????????
        expressly provided herein, operate as a waiver of any right, power or remedy of Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

        5. WAIVER. As additional consideration for the execution, delivery and performance of this Amendment by the parties hereto and to induce Lender to enter into this Amendment, Borrower warrants and represents to Lender that no facts, events, statuses or conditions exist or have existed which, either now or with the passage of time or giving of notice, or both, constitute or will constitute a basis for any claim or cause of action against Lender or any defense to (i) the payment of any obligations and indebtedness under the Note and/or the Loan Documents or (ii) the performance of any of their obligations with respect to the Note and/or the Loan Documents, and in the event any such facts, events, statuses or conditions exist or have existed, Borrower unconditionally and irrevocably waives any and all claims and causes of action against Lender and any defense to their payment and performance obligations in respect to the Note and the Loan Documents.

        6. COSTS AND EXPENSES. Borrower agrees to pay on demand all costs and expenses of Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees of out-of-pocket expenses of counsel for Lender. In addition, Borrower shall pay any and all fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such fees, except such liabilities arising from the gross negligence of Lender.

        7. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

        8. FINAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                      -4-


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        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed in multiple counterparts, each of which is an original instrument for all purposes, all as of the day and year first above written.

                                    "BORROWER"

                                    D.A. CONSULTING GROUP, INC.
                                    a Texas corporation, formerly known as
                                    Documentation Associates, Inc.


                                    By:/s/ Michael J. Mackey
                                       ----------------------------------
                                    Name:  Michael J. Mackey
                                         --------------------------------
                                    Title: CFO
                                          -------------------------------



                                    "LENDER"

                                    SOUTHWEST BANK OF TEXAS, N.A.

                                    By: /s/ Brooks H. McGee
                                      ------------------------------------
                                    Brooks H. McGee, Senior Vice President


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